2nd

DWS GLOBAL/INTERNATIONAL FUND, INC.
ARTICLES SUPPLEMENTARY

DWS Global/International Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to and in accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation has increased the aggregate number of shares of capital stock that the Corporation has the authority to issue by two hundred million (200,000,000) shares, from one billion, nine hundred fifty nine million, nine hundred thirty three thousand seven hundred ninety six (1,959,933,796) shares to two billion one hundred fifty nine million, nine hundred thirty three thousand seven hundred ninety six (2,159,933,796).

SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred million (100,000,000) shares of the capital stock of the Corporation resultant from the increase of authorized capital stock effected by these Articles Supplementary as a new Class of the Corporation's DWS Global Thematic Fund Series, such Class being designated as the "Institutional Class" shares of the DWS Global Thematic Fund Series.

THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred million (100,000,000) shares of the capital stock of the Corporation resultant from the increase of authorized capital stock effected by these Articles Supplementary as a new Class of the Corporation's DWS Global Opportunities Fund Series, such Class being designated as the "Institutional Class" shares of the DWS Global Opportunities Fund Series.

FOURTH: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified the AARP share Class of each of the DWS Emerging Markets Fixed-Income Fund Series, the DWS Global Bond Fund, the DWS Global Thematic Fund, and the DWS Global Opportunities Fund, all of which are unissued, into undesignated shares of the capital stock of the Corporation.

FIFTH: (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue one billion, nine hundred fifty nine million, nine hundred thirty three thousand seven hundred ninety six (1,959,933,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of nineteen million five hundred ninety nine thousand three hundred thirty seven dollars and ninety six cents ($19,599,337.96), which shares were designated and classified into the following Series, which Series were subdivided into the following Classes:

Series	Classes	Number of Shares
DWS Emerging Markets Fixed-Income Fund		420,000,000
	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class S shares	100,000,000
	Class AARP shares	100,000,000
	Institutional Class shares	100,000,000
DWS Global Bond Fund		529,154,575
	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class S shares	309,154,575
	Class AARP shares	100,000,000
DWS Global Thematic Fund		370,000,000
	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class R shares	50,000,000
	Class S shares	100,000,000
	Class AARP shares	100,000,000
DWS Global Opportunities Fund		200,000,000
	Class A shares	40,000,000
	Class B shares	20,000,000
	Class C shares	10,000,000
	Class S shares or Scudder Shares	30,000,000
	Class AARP shares	100,000,000
DWS RREEF Global Infrastructure Fund		400,000,000
	Class A shares	100,000,000
	Class C shares	100,000,000
	Class S shares	100,000,000
	Institutional Class shares	100,000,000
Undesignated		40,839,221

(b) Immediately after the filing of these Articles Supplementary, the Corporation will have the authority to issue two billion one hundred fifty nine million, nine hundred thirty three thousand seven hundred ninety six (2,159,933,796) shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of twenty one million five hundred ninety nine thousand three hundred thirty seven dollars and ninety six cents ($21,599,337.96), which shares will be designated and classified into the following Series, which Series will be subdivided into the following Classes

Series	Classes	Number of Shares
DWS Emerging Markets Fixed-Income Fund		320,000,000
	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class S shares	100,000,000
	Institutional Class shares	100,000,000
DWS Global Bond Fund		429,154,575
	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class S shares	309,154,575
DWS Global Thematic Fund		370,000,000
	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class R shares	50,000,000
	Class S shares	100,000,000
	Institutional Class shares	100,000,000
DWS Global Opportunities Fund		200,000,000
	Class A shares	40,000,000
	Class B shares	20,000,000
	Class C shares	10,000,000
	Class S shares or Scudder Shares	30,000,000
	Institutional Class shares	100,000,000
DWS RREEF Global Infrastructure Fund		400,000,000
	Class A shares	100,000,000
	Class C shares	100,000,000
	Class S shares	100,000,000

Institutional Class shares	100,000,000
Undesignated	440,839,221

SIXTH: A description of the "Institutional Class" shares of the Corporation's DWS Global Thematic Fund Series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, is as follows:

Except as provided in the Charter of the Corporation, the shares of the "Institutional Class" of the DWS Global Thematic Fund Series shall be identical in all respects with the shares of the other Classes of the DWS Global Thematic Fund Series.

SEVENTH: A description of the "Institutional Class" shares of the Corporation's DWS Global Opportunities Fund Series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption, is as follows:

Except as provided in the Charter of the Corporation, the shares of the "Institutional Class" of the DWS Global Opportunities Fund Series shall be identical in all respects with the shares of the other Classes of the DWS Global Opportunities Fund Series.

EIGHTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation's capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

NINTH: The Board of Directors of the Corporation, acting at a meeting duly called and held on May 22, 2008, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, DWS Global/International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 23rd day of May, 2008; and its Vice President acknowledges that these Articles Supplementary are the act of DWS Global/International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:

Assistant Secretary

DWS GLOBAL/INTERNATIONAL FUND, INC.

Vice President